                                                              Exhibit (D)(13)(I)

                               AMENDED SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                                ING MUTUAL FUNDS

                            OPERATING EXPENSE LIMITS

                                                           MAXIMUM OPERATING EXPENSE LIMIT
                                                       (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                              ---------------------------------------------------------
NAME OF FUND(1)                               Class A   Class B   Class C   Class I   Class M   Class Q
---------------                               -------   -------   -------   -------   -------   -------
ING Diversified International Fund(3)          0.35%     1.10%     1.10%     0.10%      N/A       N/A
Initial Term Expires March 1, 2007

   Total Expense Limit including expenses      1.65%     2.40%     2.40%     1.40%      N/A       N/A
      of the underlying investment
      companies

ING Emerging Countries Fund                    2.25%     2.90%     2.90%     1.75%     2.65%     2.15%
Initial Term Expires March 1, 2006(2)

ING Emerging Markets Fixed Income Fund         1.25%     2.00%     2.00%     1.00%      N/A       N/A
Initial Term Expires March 1, 2007

ING Foreign Fund                               1.95%     2.70%     2.70%     1.60%      N/A      1.85%
Initial Term Expires March 1, 2006

ING Global Value Choice Fund(2)                1.85%     2.50%     2.50%     1.50%      N/A      1.75%
Initial Term Expires March 1, 2006

ING Index Plus International Equity Fund       1.15%     1.90%     1.90%     0.90%      N/A       N/A
Initial Term Expires March 1, 2007

ING International Capital Appreciation Fund    1.50%     2.25%     2.25%     1.25%      N/A       N/A
Initial Term Expires March 1, 2007

ING International Fund                         2.75%     3.50%     3.50%     2.50%      N/A      2.75%
Initial Term Expires March 1, 2006

                                                           MAXIMUM OPERATING EXPENSE LIMIT
                                                       (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                              ---------------------------------------------------------
NAME OF FUND(1)                               Class A   Class B   Class C   Class I   Class M   Class Q
---------------                               -------   -------   -------   -------   -------   -------
ING International SmallCap Fund                1.95%     2.60%     2.60%     1.40%      N/A      1.85%
Initial Term Expires March 1, 2006(2)

ING International Value Choice Fund**          1.70%     2.45%     2.45%     1.45%      N/A       N/A
Initial Term Expires March 1, 2006

ING Precious Metals Fund                       2.75%      N/A       N/A       N/A       N/A       N/A
Initial Term Expires March 1, 2006

ING Russia Fund                                3.35%     4.10%      N/A       N/A       N/A       N/A
Initial Term Expires March 1, 2006

                                                                              HE

Effective Date: December 7, 2005

(1) This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2) The Initial Term Expires March 1, 2007 for Class I for ING Emerging Countries Fund, ING Global Value Choice Fund, ING International SmallCap Fund and ING International Value Choice Fund.

(3) The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.


                                        2